As filed with the Securities and Exchange Commission on June 3, 2026.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

_______________________

Investar Holding Corporation

(Exact name of registrant as specified in its charter)

Louisiana	27-1560715
(State of incorporation)	(IRS Employer Identification No.)

10500 Coursey Blvd. Baton Rouge, Louisiana	70816
(Address of principal executive offices)	(Zip Code)

Second Amended and Restated Investar Holding Corporation 2017 Long-Term Incentive Compensation Plan

(Full title of the plan)

__________

John J. D’Angelo
President and Chief Executive Officer

Investar Holding Corporation

10500 Coursey Boulevard

Baton Rouge, Louisiana 70816

(225) 227-2222

(Name, address, and telephone number,

including area code, of agent for service)

Copy to:

Kelly Simoneaux

Clint H. Smith

Jones Walker LLP

201 St. Charles Avenue, Suite 5100

New Orleans, Louisiana 70170-5100

(504) 582-8000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐                                                       Accelerated filer ☒

Non-accelerated filer  ☐                                                        Smaller reporting company ☒

                                                                   Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.                                                       ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by Investar Holding Corporation (the “Company”) to register an additional 600,000 shares of its Common Stock, $1.00 par value per share, that may be issued to eligible participants under the Second Amended and Restated Investar Holding Corporation 2017 Long-Term Incentive Compensation Plan. Accordingly, the contents of the registration statements on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on May 25, 2017 (Commission File No. 333-218231) and August 6, 2021 (Commission File No. 333-258588) are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8, except to the extent modified by this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

Exhibit Number	Description of Exhibit
4.1	Composite Articles of Incorporation of Investar Holding Corporation (incorporated by reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q of the Company filed with the SEC on August 6, 2025)
4.2	Amended and Restated By-laws of Investar Holding Corporation (incorporated by reference to Exhibit 3.2 to Company’s Form S-4 filed with the SEC on October 10, 2017)
4.3	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 of the Company’s Form S-1 filed May 16, 2014)
4.4	Specimen certificate representing Series A Non-Cumulative Perpetual Convertible Preferred Stock (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of the Company filed with the SEC on July 1, 2025)
4.5	Indenture, dated April 6, 2022, by and among Investar Holding Corporation and UMB Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of the Company filed with the SEC on April 7, 2022)
4.6	Form of 5.125% Fixed-to-Floating Rate Subordinated Note due 2032 (incorporated by reference to exhibit 4.2 to the Current Report on Form 8-K of the Company filed with the SEC on April 7, 2022)
4.7	Description of Registrant’s Securities Registered under Section 12 of the Securities Exchange Act of 1934 (incorporated by reference to Exhibit 4.2 to the Annual Report on Form 10-K of the Company filed with the SEC on March 9, 2022)
5*	Opinion of Jones Walker LLP
23.1*	Consent of BDO USA, P.C.
23.2*	Consent of Jones Walker LLP (included in Exhibit 5)
24*	Powers of Attorney (included in the signature pages of this Registration Statement)
99	Second Amended and Restated Investar Holding Corporation 2017 Long-Term Incentive Compensation Plan (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed May 22, 2026)
107*	Filing Fee Table

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on June 3, 2026.

INVESTAR HOLDING CORPORATION

By:	/s/ John J. D’Angelo
John J. D’Angelo
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints John J. D’Angelo and John R. Campbell, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that such attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities as of June 3, 2026.

Signature	Title

/s/ John J. D’Angelo	President and Chief Executive Officer
John J. D’Angelo	(Principal Executive Officer)

/s/ John R. Campbell	Executive Vice President and Chief Financial Officer
John R. Campbell	(Principal Financial Officer)

/s/ Corey E. Moore	Executive Vice President and Deputy Chief Financial Officer
Corey E. Moore	(Principal Accounting Officer)

/s/ James F. Dunkerley	Director
James F. Dunkerley

/s/ David A. Flack, M.D.	Director
David A. Flack, M.D.

/s/ Scott G. Ginn	Director
Scott G. Ginn

/s/ William H. Hidalgo, Sr.	Director
William H. Hidalgo, Sr.

/s/ Rose J. Hudson	Director
Rose J. Hudson

/s/ Gordon H. Joffrion, III	Director
Gordon H. Joffrion, III

/s/ Robert Chris Jordan	Director
Robert Chris Jordan

/s/ Julio A. Melara	Director
Julio A. Melara

/s/ Suzanne O. Middleton	Director
Suzanne O. Middleton

/s/ Andrew C. Nelson, M.D.	Director
Andrew C. Nelson, M.D.

/s/ Frank L. Walker	Director
Frank L. Walker

/s/ James E. Yegge, M.D.	Director
James E. Yegge, M.D.